EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-66790 and 33-66844 of Gibraltar Packaging Group, Inc. on Form S-8 of our report dated September 23, 1998, appearing in this Annual Report on Form 10-K of Gibraltar Packaging Group, Inc. for the year ended June 27, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Stamford, Connecticut
September 23, 1998